EXHIBIT (5)(a)

FORM OF APPLICATION (DWS)

Individual Variable Deferred Annuity Application
Home Office:	Cedar Rapids, IA	Mailing Address:	Transamerica Life Insurance Company
Telephone:	(800) 525-6205		4333 Edgewood Road NE, Cedar Rapids, IA 52499

BENEFITS ARE ON A VARIABLE BASIS AND MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

1. PRODUCT INFORMATION

   Product: DWS Personal Pension Variable Annuity

2. OWNER INFORMATION

Type of Owner:

❑	Individual (1)	❑	Trust (Trust Certification Form is Required)	❑	Corporate

❑	Guardianship /Conservatorship	❑	Company Qualified Plan (Profit Sharing Plan, Pension Plan)	❑	UGMA /UTMA

Complete Legal Name:

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender: ❑ Male ❑ Female		Marital Status:	❑ Single	❑ Married	❑ Civil Union Partner

Citizenship:	❑ U.S. Citizen		❑ Divorced	❑ Widowed	❑ Domestic Partner

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

3. JOINT OWNER INFORMATION

   Only complete this section if there will be a Joint Owner. If no Joint Owner is listed, Transamerica Life Insurance Company will    issue the policy with the Sole Owner.

Relationship to Owner:(3)

Complete Legal Name:(1)

Residential Address:(2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender: ❑ Male ❑ Female		Marital Status:	☐ Single	❑ Married	❑ Civil Union Partner

Citizenship:	❑ U.S. Citizen		❑ Divorced	❑ Widowed	❑ Domestic Partner

❑ Non-U.S.Citizen (Country of Citizenship: ) ❑ Resident Alien ❑ Non-Resident Alien

   (1) If Type of Owner in Section 2 is Individual, then the Owner or Joint Owner must be the Annuitant.

   (2) A Residential Address must be completed and cannot be a P.O. Box.

   (3) Prior Company approval will be required if there is not an immediate (including Grandparents) familial relationship.

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4. ANNUITANT INFORMATION

Only complete this section if Annuitant is different than Owner or if there is a Joint Owner. If Type of Owner in Section 2 is Individual, Owner or Joint Owner must be the Annuitant. If no Annuitant is listed, Transamerica Life Insurance Company will issue the policy with the Owner and Annuitant as the same.

Relationship to Owner: (1)

Complete Legal Name:

Residential Address: (2)	City, State, Zip:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:	Telephone:

Gender: ☐ Male ☐ Female		Marital Status:	☐	Single	☐	Married	☐	Civil Union Partner

Citizenship:	☐ U.S. Citizen		☐	Divorced	☐	Widowed	☐	Domestic Partner

☐ Non-U.S. Citizen (Country of Citizenship: ) ☐ Resident Alien ☐ Non-Resident Alien

5. BENEFICIARY DESIGNATION (If there are more than 3 beneficiaries, attach an Additional Beneficiary Form.)

The percentages assigned must be whole percentages and total 100% for each beneficiary type (primary and/or contingent). If the percentages do not total 100%, we will consider this designation incomplete until sufficient beneficiary information is received. If a designation is incomplete or there are no surviving beneficiaries at the time a claim is processed, proceeds will be payable per the terms of the policy.

☐ Primary	☐ Contingent Allocation Percentage: %

Is this an Irrevocable Beneficiary? ☐ Yes ☐ No	Is this a Restricted Beneficiary?	☐ Yes (3) ☐ No

Complete Legal Name:	☐ Spousal Beneficiary

Relationship to Annuitant:	Gender: ☐ Male ☐ Female ☐ Entity or Trust (4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	☐ U.S. Citizen

☐ Non-U.S. Citizen (Country of Citizenship: ) ☐ Resident Alien ☐ Non-Resident Alien

☐ Primary	☐ Primary Contingent Allocation Percentage: %

Is this an Irrevocable Beneficiary? ☐ Yes ☐ No	Is this a Restricted Beneficiary?	☐ Yes (3) ☐ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ☐ Male ☐ Female ☐ Entity or Trust (4)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	☐ U.S. Citizen

☐ Non-U.S. Citizen (Country of Citizenship: ) ☐ Resident Alien ☐ Non-Resident Alien

(1)	Prior Company approval will be required if there is not an immediate (including Grandparents) familial relationship.
(2)	A Residential Address must be completed and cannot be a P.O. Box.
(3)	The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(4)	Please submit the Trustee Certification Form if a Trust is named as Beneficiary.

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5. BENEFICIARY DESIGNATION (continued)

☐ Primary ☐ Contingent Allocation Percentage: %

Is this an Irrevocable Beneficiary? ☐ Yes ☐ No	Is this a Restricted Beneficiary? ☐ Yes (1) ☐ No

Complete Legal Name:

Relationship to Annuitant:	Gender: ☐ Male ☐ Female ☐ Entity or Trust (2)

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Citizenship:	☐ U.S. Citizen

☐ Non-U.S. Citizen (Country of Citizenship: ) ☐ Resident Alien ☐ Non-Resident Alien

6. PURCHASE PAYMENT INFORMATION

Purchase Amount $

☐ Check/Wire Enclosed	☐ Transamerica Life Insurance Company to request release of funds	☐ Insurance Producer/Client to request release of funds

Complete only ONE section, 6A or 6B; whichever is applicable.

A. NON-QUALIFIED

Source of Funds:

☐ New Money

☐ 1035 Exchange - The IRC Section 1035 Exchange Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐  CD/Mutual Fund Redemption - The Mutual Fund/CD Redemption Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

B. QUALIFIED

Source of Funds:

☐ New Contribution - Tax Year:

☐  Direct Transfer - The Qualified Funds Direct Rollover or Transfer Request Form is required. Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

☐ Rollover - The Qualified Funds Direct Rollover or Transfer Request Form is required.

Type of Qualified Plan Applying for: (3)

☐ Traditional IRA	☐ Roth IRA	☐ SEP IRA	☐ Simple IRA

☐ Profit Sharing Plan	☐ Pension Plan	☐ Other:

(1) The Beneficiary will not be restricted until the Beneficiary Designation with Restricted Payout Form is received.
(2) Please submit the Trustee Certification Form if a Trust is named as Beneficiary.
(3) Prior Company approval required for all qualified plans other than individual IRAs.

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7. ELECTIONS
Elections below may not be available in all states. Issue ages may differ between states.

A. GUARANTEED MINIMUM DEATH BENEFITS - Your selection cannot be changed after the policy has been issued.
One, and only one, option must be selected.
❑ Policy Value Death Benefit ❑ Return of Premium Death Benefit ❑ Annual Step-Up Death Benefit

B. LIVING/WITHDRAWAL BENEFIT RIDER(S) - If a rider is not selected, your policy will not have the benefits provided by that rider and you will not be charged for the rider.

Retirement Income Choice® 1.5 (RIC) Rider -	Investment Allocation in Section 8C must be one of the Designated Allocation Model options.

Election - To elect this rider, either the Single or the Joint option must be selected.
❑ Single
❑ Joint -	Joint Owner in Section 3 or Sole Primary Beneficiary in Section 5 must be the Owner’s spouse, civil union or domestic partner.

8. INVESTMENT SELECTION
If you choose to elect a Designated Allocation Model, the Dollar Cost Averaging and the Asset Rebalancing Program are not available. Please proceed to Section 8C on page 5.
A. DOLLAR COST AVERAGING (DCA) PROGRAM
Transfer from:
❑ DCA Fixed Account ❑ DWS Money Market VIP
Frequency and Number of Transfers: (minimum of $500 for each DCA Transfer)
Monthly: ❑ 6 ❑ 10 ❑ 12 ❑ 24 ❑ Other: (minimum 6 months/maximum 24 months)
Quarterly: ❑ 4 ❑ 8

For Massachusetts applicants ONLY - The DCA frequency cannot exceed twelve (12) months or four (4) quarters.

For Washington applicants ONLY - If the DWS Money Market VIP is selected, the DCA frequency cannot exceed twelve (12) months or four (4) quarters. If the DCA Fixed Account is selected, six (6) monthly transfers must be chosen. If the Retirement Income Choice® 1.5 Rider is selected, the DCA Fixed Account is not available.

B.	ASSET REBALANCING PROGRAM - Rebalancing will not begin until completion of DCA Program, if applicable. Money invested in the Fixed Account is not included. More than one investment option must be allocated to participate in this program. If you would like to rebalance to a mix other than indicated in Section 8C, please complete the Optional Services Form.

I elect Asset Rebalancing: ❑ No ❑ Yes
Rebalance the variable investment options according to my allocations in Section 8C using the frequency indicated below.
❑ Monthly ❑ Quarterly ❑ Semi-Annually ❑ Annually

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8. INVESTMENT SELECTION (continued)

C. INVESTMENT ALLOCATIONS

Designated Allocation Models

100% Initial

Moderate Growth (Allocation Model A)	☐

Moderate (Allocation Model B)	☐

Conservative (Allocation Model C)	☐

Non-Designated (Open) - Allocations within this group are NOT permitted if the Retirement Income Choice® 1.5 Rider is elected in Section 7B. For all options listed in this Section, the Initial Allocation Percentage column and DCA (if applicable) Allocation Percentage column must each total 100%. All allocations must be entered in whole percentages.

	Initial % (Required)	DCA % (Optional)		Initial % (Required)	DCA % (Optional)

Initial Investment for DCA	.0%

1 Year Guaranteed Period Option (1)	.0%	.0%	3 Year Guaranteed Period Option (1)	.0%	.0%

5 Year Guaranteed Period Option (1)	.0%	.0%	DWS Alternative Asset Allocation Plus VIP	.0%	.0%

DWS Capital Growth VIP	.0%	.0%	DWS Dreman Small Mid Cap Value VIP	.0%	.0%

DWS Global Small Cap Growth VIP	.0%	.0%	DWS Government & Agency Securities VIP	.0%	.0%

DWS High Income VIP	.0%	.0%	DWS Large Cap Value VIP	.0%	.0%

DWS Money Market VIP	.0%	.0%	DWS Small Mid Cap Growth VIP	.0%	.0%

DWS Strategic Income VIP	.0%	.0%	TA Clarion Global Real Estate Securities VP	.0%	.0%

TA JPMorgan Core Bond VP	.0%	.0%	TA MFS International Equity VP	.0%	.0%

TA Multi Managed Large Cap Core VP	.0%	.0%	TA PIMCO Total Return VP	.0%	.0%

(1)	The Guaranteed Period Options may not be available in all states. Premium limits may apply.

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES

A. REPLACEMENT INFORMATION - All questions in this section must be answered.

☐	No	☐	Yes	Did the representative/insurance producer present and leave sales material with you?

☐	No	☐	Yes	Do you have any existing life insurance policies or annuity contracts?

☐	No	☐	Yes	Will this annuity replace or change any existing life insurance policies or annuity contracts?

If yes - Company:	Policy #:

B. NORTH CAROLINA APPLICANTS ONLY

☐	No	☐	Yes	Do you believe the selected policy will meet your retirement needs and financial objectives?

☐	No	☐	Yes	Are your other investments and savings adequate to meet planned expenses and possible financial emergencies without need to liquidate this product and possibly incur a penalty?

☐	No	☐	Yes	Do you believe that the selected policy is appropriate for your tax status and meets your tax objectives?

☐	No	☐	Yes	Do you understand that you bear the entire investment risk for all amounts you put in the separate account?

C. DISCLOSURES

•

Unless I have notified Transamerica Life Insurance Company of a community or marital property interest in this contract, Transamerica Life Insurance Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this application are correct and true.

•

This application is subject to acceptance by Transamerica Life Insurance Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•

I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer.

•	When funds are allocated to the Fixed Accounts in Section 8, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

•	All statements in this application made by or under the authority of the applicant are representations and not warranties.

D.	TELEPHONE/ELECTRONIC AUTHORIZATION - As the Owner, you will receive this privilege automatically. If a policy has Joint Owners, each Owner may individually make telephone and/or electronic requests. If no option is selected, the authorization will default to Owner only.

☐ Yes	By checking “Yes,” I am authorizing and directing Transamerica Life Insurance Company to act on telephone or electronic instructions from my insurance producer of record or their support staff. This may include fund transfers, allocation changes and any other changes approved by Transamerica Life Insurance Company. Transamerica Life Insurance Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Transamerica Life Insurance Company and its affiliates and their directors, officers, employees, representatives and/or insurance producers will be held harmless for any claim, liability, loss or cost.

☐ No	By checking “No”, I am not authorizing and directing Transamerica Life Insurance Company to act on telephone or electronic instructions from my insurance producer of record or their support staff.

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES (continued)

  E. ELECTRONIC DOCUMENT DELIVERY

Skip to Section 9F if you are not initiating the process of Electronic Document Delivery.

By providing an email address below, I consent to initiate the process of receiving electronic documents and notices applicable to the Eligible Policy/Policies accessed through the Company website. These include, but are not limited to, prospectuses, prospectus supplements, annual and semiannual reports, quarterly statements and immediate confirmations, privacy notices and other notices and documentation in electronic format when available instead of receiving paper copies of these documents by U.S. mail. I consent to receive in electronic format any documents added in the future.

Important Information Concerning Electronic Document Delivery:

•	There is no charge for electronic delivery, although an internet provider may charge for internet access.

•	You are confirming that you have access to a computer with internet capabilities and an active email account to receive information electronically.

•

This Electronic Document Delivery applies only to Eligible Policies accessed through the following websites: www.transamericaannuities.com, www.westernreserve.com, www.advisorresources.com and www.monlife.com.

•

After subscribing to Electronic Document Delivery, Transamerica Life Insurance Company will send an email to confirm the provided email address is correct. If Transamerica Life Insurance Company is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Transamerica Life Insurance Company will not be able to activate the subscription for electronic delivery, in which case paper copy documents will be sent.

•	Email filters must be updated which may prevent email notifications from Transamerica Life Insurance Company to be received.

•	Not all contract documentation and notifications may currently be available in electronic format.

•	Paper copies of the information may be requested at any time for no charge.

•	For jointly owned policies both owners are consenting to have information sent to the email address listed below.

•	If the email address changes after the subscription process, notification must be sent to Transamerica Life Insurance Company.

•	Electronic delivery will be cancelled if emails are returned undeliverable.

•	This consent will remain in effect until revoked.

Please call (800) 525-6205 or visit the Company website if you would like to revoke your consent, wish to receive a paper copy of the information above, or need to update your email address.

Email Address:

Electronic Delivery Document notifications will be provided to only one email address. Any email provided above will override any existing email address, if applicable.

  F. FRAUD STATEMENTS

For Applicants in LA, ME, NM, OH, RI, TN, WV - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in CO - It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

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9. OWNER ACKNOWLEDGEMENTS & SIGNATURES (continued)

F. FRAUD STATEMENTS (continued)

For Applicants in KY - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in MD - Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in NJ - Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in OK - WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing the false, incomplete or misleading information is guilty of a felony.

For Applicants in PA - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in WA - It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.

Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

G. CLIENT SIGNATURES

❑ Check here if you want to be sent a copy of “Statement of Additional Information.”

    Account values when allocated to any of the options in Section 8 are not guaranteed as to fixed dollar amount.

Signed at:
	City	State

Date:	Linking Number:

F Owner(s) Signature:	X

F Joint Owner(s) Signature:	X

F Annuitant Signature (if not Owner):	X

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10. REPRESENTATIVE/INSURANCE PRODUCER ACKNOWLEDGEMENTS & SIGNATURES

A. REPLACEMENT INFORMATION - All questions in this section must be answered.

☐ No ☐ Yes	Did you present and leave the applicant insurer-approved sales material?

☐ No ☐ Yes	Does the applicant have any existing life insurance policies or annuity contracts?

☐ No ☐ Yes	Do you have any reason to believe the annuity applied for will replace or change any existing life insurance policies or annuity contracts?

REMINDER - Submit the appropriate state replacement form(s) if the Applicant has existing life insurance policies or annuity contracts.

B. REPRESENTATIVE/INSURANCE PRODUCER SIGNATURES

I certify that I have truly and accurately recorded on the application the information that was provided to me by the applicant.

If this is a replacement transaction, I confirm that I have reviewed the Company’s written standard regarding the acceptability of replacements and that it meets the Company’s standard.

#1: Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):

Phone Number:

Firm Name:

Firm Address:

F Signature:	X

#2: Registered Representative/Licensed Insurance Producer

Print Full Name:

Representative/Insurance Producer ID Number:

Email Address (Optional):

Phone Number:

FSignature:	X

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